Contact:

Kearstin Patterson

Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. to Introduce Augmatrix™ Biocomposite

Bone Graft Product Line at AAOS

Franklin, Tenn. – February 8, 2012 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced it will introduce Augmatrix™ Biocomposite Bone Graft, a new bone graft substitute product line, to surgeons and distributors at its exhibit booth during the American Academy of Orthopedic Surgeons (AAOS) meeting this week in San Francisco, CA.

This Augmatrix product line is comprised of carbonate-apatite (calcium phosphate) and Type I collagen and is designed to be combined with bone marrow aspirate (BMA). The products are available in multiple forms to suit an array of bone grafting challenges, including fracture repair and general bone void filling procedures. The product line has been FDA cleared for use in orthopedic indications and is ready for sale in the United States. Aggregate sales of bone graft substitutes in the U.S. are estimated to reach $1.7B in 2012, according to Millennium Research.

“We believe the addition of the Augmatrix product line will provide surgeons with a range of bone grafting solutions to procedures for which our rhPDGF-BB based offerings will not initially be indicated,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “The Augmatrix bone graft substitute platform presents a perfect complement to our existing orthobiologic portfolio and will allow us to penetrate the large bone graft substitutes market earlier than anticipated. We look forward to adding offerings to the Augmatrix program with the goal of expanding the sales of these products through our current distribution network, while establishing a commercial presence with surgeons and hospitals.”

The Company’s exhibit booth (#4753) is located in Hall D of the Moscone North Convention Center and booth hours are 9:00 a.m. – 5:00 p.m. PST from February 8 – February 9 and 9:00 a.m. – 4:00 p.m. PST February 10. Company management will be available to answer product development questions and will host investor meetings at the exhibit booth. Please contact BioMimetic’s corporate communications department for scheduling information.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company specializing in the development and commercialization of clinically proven products to promote the healing of musculoskeletal injuries and diseases, including therapies for orthopedics, sports medicine and spine applications. All Augment® branded products are based upon recombinant human platelet-derived growth factor (rhPDGF-BB), which is an engineered form of PDGF, one of the body's principal agents to stimulate and direct healing and regeneration. Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments.

BioMimetic received regulatory approval in 2009 and 2011 to market Augment® Bone Graft in Canada and in Australia for hindfoot and ankle fusion indications. Augment is pending regulatory decisions in the U.S. and European Union for similar indications. The Company also markets a bone graft substitute line of products for orthopedic indications called Augmatrix Biocomposite Bone Graft.

For further information contact Kearstin Patterson, director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains forward-looking statements about the introduction, commercialization and prospects of Augmatrix and the size of the bone graft substitute market. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate,” “optimistic” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict and could cause actual results and the timing and outcome of events to differ materially. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including that despite the Company’s future marketing and commercialization efforts, Augmatrix may not achieve broad market acceptance and BioMimetic’s financial position may constrain its near-term clinical, regulatory, and commercial efforts. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are contained in BioMimetic’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2011, which are incorporated in this press release by this reference. Forward-looking statements speak only as of the date of this release, and BioMimetic undertakes no obligation to update or revise these statements, except as may be required by law.

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